                                                                    EXHIBIT 10.1

(MULTICURRENCY -- CROSS BORDER)

                                     ISDA(R)

                  International Swap Dealers Association, Inc.

                                MASTER AGREEMENT

                            dated as of June 30, 2004

      J. ARON & COMPANY                          CAPITAL C OHIO, INC.

                                       and

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: --

1.    INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2.    OBLIGATIONS

(a)   GENERAL CONDITIONS.

      (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

      (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

      (iii) Each obligation of each party under Section 2(a)(i) is subject to
      (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing,
      (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and
      (3) each other applicable condition precedent specified in this Agreement.


       Copyright (C) 1992 by International Swap Dealers Association, Inc.
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(b)   CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other parry at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c)   NETTING. If on any date amounts would otherwise be payable: --

      (i) in the same currency; and

      (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d)   DEDUCTION OR WITHHOLDING FOR TAX.

      (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will: --

            (1) promptly notify the other party ("Y") of such requirement;

            (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

            (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

            (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: --

                  (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                  (B) the failure of a representation made by Y pursuant to
                  Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

                                       2                            ISDA(R) 1992
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      (ii) LIABILITY. If: --

            (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

            (2) X does not so deduct or withhold; and

            (3) a liability resulting from such Tax is assessed directly against X,

      then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3.    REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that: --

(a)   BASIC REPRESENTATIONS.

      (i) STATUS. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

      (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

      (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

      (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in mil force and effect and all conditions of any such consents have been complied with; and

      (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

                                       3                            ISDA(R) 1992
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(b)   ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of
Default or. to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4.    AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party: --

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs: --

      (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

      (ii) any other documents specified in the Schedule or any Confirmation;
      and

      (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORIZATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(1) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,

                                       4                            ISDA(R) 1992
organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5.    EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

      (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

      (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

      (iii) CREDIT SUPPORT DEFAULT.

            (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

            (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

            (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

      (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

      (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
      (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

      (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however

                                       5                            ISDA(R) 1992
      described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

      (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party: --

            (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors;
            (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;
            (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

      (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: --

            (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

            (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

                                       6                            ISDA(R) 1992
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Upon Merger if the event is specified pursuant to (iv) below or an Additional
Termination Event if the event is specified pursuant to (v) below: --

      (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party): --

            (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

            (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

      (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

      (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

      (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

      (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

                                       7                            ISDA(R) 1992

6. EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If. however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

      (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

      (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under
      Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

      If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

      Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

      (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

      (iv) RIGHT TO TERMINATE. If: --

            (1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

            (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then

                                       8                            ISDA(R) 1992
      continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) EFFECT OF DESIGNATION.

      (i) If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

      (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) CALCULATIONS.

      (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

      (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

      (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default: --

            (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

            (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

            (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

                                       9                            ISDA(R) 1992

            Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

            (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

      (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:

            (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

            (2) Two Affected Parties. If there are two Affected Parties: --

                  (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (1) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                  (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

            If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

      (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

      (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

                                       10                           ISDA(R) 1992

7. TRANSFER

Subject to Section 6(b)(ii). neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: --

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

                                       11                           ISDA(R) 1992

9. MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) COUNTERPARTS AND CONFIRMATIONS.

      (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

      (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall he entered into as soon as practicable and may he executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organization of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document

                                       12                           ISDA(R) 1992
to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated: --

      (i) if in writing and delivered in person or by courier, on the date it is delivered;

      (ii) if sent by telex, on the date the recipient's answerback is received;

      (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

      (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

      (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably: --

      (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

      (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any

                                       13                           ISDA(R) 1992
reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. DEFINITIONS

As used in this Agreement: --

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means: --

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

                                       14                           ISDA(R) 1992

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(h)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "LAWFUL" and "UNLAWFUL" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the panics in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(l) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have

                                       15                           ISDA(R) 1992
been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations arc provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"OFFICE" means a branch or office of a party, which may be such party's head or home office.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organized, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of: --

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meanings specified in the Schedule.

                                       16                           ISDA(R) 1992

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market

                                       17                           ISDA(R) 1992
value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

      J. ARON & COMPANY                                 CAPITAL C OHIO, INC.

  -------------------------                          ---------------------------
       (Name of Party)                                    (Name of Party)

By: /s/ L. PETER O'HAGAN                           BY: /s/ GREGORY BEARD
    -----------------------                            -------------------------
    Name: L. PETER O'HAGAN                             Name: GREGORY BEARD
    Title:                                             Title:
    Date:                                              Date:

                                       18                           ISDA(R) 1992

                                    SCHEDULE
                                     TO THE
                              ISDA MASTER AGREEMENT
                                   DATED AS OF
                                  JUNE 30, 2004

                                     BETWEEN

                               J. ARON & COMPANY,
     A GENERAL PARTNERSHIP ORGANIZED UNDER THE LAWS OF THE STATE OF NEW YORK
                                  ("J. ARON"),

                                       AND

                              CAPITAL C OHIO, INC.,
       A CORPORATION ORGANIZED UNDER THE LAWS OF OHIO ("CAPITAL C OHIO").

       IN RELATION TO TRANSACTIONS ENTERED INTO IN ANTICIPATION OF AND IN CONNECTION WITH THE MERGER OF CAPITAL C OHIO WITH AND INTO BELDEN
                               &BLAKE CORPORATION

PART 1. TERMINATION PROVISIONS.

      (a)   "SPECIFIED ENTITY"

            (i) means, in relation to J. Aron, not applicable; and

            (ii) means, in relation to Capital C Ohio, not applicable

      (b) "SPECIFIED TRANSACTION" will have the meaning specified in Section 14 of the Agreement and will also include any transaction that is or includes a forward, swap, future or option on or involving any commodity (including, but not limited to, natural gas and oil). The "CROSS DEFAULT" provisions of Section 5(a)(vi) will apply to J. Aron and Capital C Ohio (and following the Merger, to Belden & Blake and any Credit Support Provider of Belden & Blake), provided that (i) the phrase "or becoming capable at such time of being declared" shall be deleted from clause (1) of such Section 5(a)(vi) so that only Specified Indebtedness that has actually been accelerated triggers this Event of Default; and (ii) the following language shall be added to the end thereof: "Notwithstanding the foregoing, the default shall not constitute an Event of Default if (i) the default was caused solely by error or omission of an administrative or operational nature; and (ii) with respect to a default under subsection (2) hereof, funds were available to enable the party to make the payment when due, and the payment is made within two Local Business Days of such party's receipt of written notice of its failure to pay."

            "SPECIFIED INDEBTEDNESS" will have the meaning specified in Section 14 of this Schedule.

      (c) "THRESHOLD AMOUNT" means in relation to J. Aron, US$50,000,000 (or its equivalent in another currency) and in relation to Capital C Ohio, $500,000, and following the consummation of the Merger, in relation to Belden & Blake, US$10,000,000 (or its equivalent in another currency). The "CREDIT EVENT UPON MERGER" provisions of
            Section 5(b)(iv) will apply to J. Aron but will not apply to Belden & Blake; the "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv) will not apply to the Merger of Capital C Ohio into Belden & Blake in accordance with the provisions of the Merger Agreement.

      (d) The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a) will not apply to J. Aron and will not apply to Capital C Ohio and Belden & Blake.

      (e)   PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e):

            (i)   Market Quotation will apply.

            (ii)  The Second Method will apply.

      (f)   "TERMINATION CURRENCY" means United States Dollars.

      (g) ADDITIONAL EVENTS OF DEFAULT WITH RESPECT TO CAPITAL C OHIO. Prior to the consummation of the Merger but not thereafter, Section 5(a) is hereby amended by including the following as clause (ix) and upon the occurrence of one or more of the events or circumstance set forth in such clause (ix) an Event of Default shall have occurred with respect to Capital C Ohio as Defaulting Party:

            "(ix) ADDITIONAL EVENTS OF DEFAULT WITH RESPECT TO CAPITAL C OHIO:

            (1) IMPERMISSIBLE INDEBTEDNESS. Capital C Ohio directly or indirectly, creates, incurs, assumes or guaranties, or otherwise becomes or remains directly or indirectly liable with respect to any Indebtedness other than Indebtedness (i) incurred pursuant to this Agreement and the Transactions entered into hereunder and (ii) incurred pursuant to the Merger Agreement.

            (2) IMPERMISSIBLE LIENS. Capital C Ohio directly or indirectly, creates, incurs, assumes or permits to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Capital C Ohio, whether now or hereafter acquired, or any income or profits therefrom, or files or permits the filing of, or permits to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute other than Liens to secure its obligations under this Agreement and the Transactions entered into hereunder.

            (3) IMPERMISSIBLE BUSINESS ACTIVITIES. Capital C Ohio engages in any activities other than entering into this Agreement, the Merger and activities reasonably necessary to consummate or perform any of the foregoing.

            (4)   FAILURE TO MAINTAIN REQUIRED CASH/CASH EQUIVALENTS.

                  (i) Failure of Capital C Ohio to own or maintain at any time prior to the consummation of the Merger Cash and/or Cash Equivalents in an amount equal to or greater than the Required Base Capital Amount; or

                  (ii) Failure of Capital C Ohio to own or maintain within two Local Business Days of delivery by J. Aron of an Additional Capital Requirement Notice Cash and/or Cash Equivalents in an amount equal to or greater than the sum of the Required Base Capital Amount and the Additional Capital Amount.

                  The following terms have the meanings specified below for purposes of this provision:

                  "Required Base Capital Amount" means $20,000,000;

                  "Additional Capital Requirement Notice" means a written notice from J. Aron to Capital C Ohio delivered on any Local Business Day on or after July 7, 2004 and before the consummation of the Merger (i) stating that in J. Aron's reasonable judgment the Merger is unlikely to be consummated prior to July 31, 2004 and (ii) setting forth the Additional Capital Amount; and

                  "Additional Capital Amount" means the amount (if positive) equal to the difference of (x) the amount that would be owing by Capital C Ohio to J. Aron if all the Transactions under this Agreement were to be terminated on a determination date in accordance with Section 6(e) of this Agreement based on the occurrence of an Event of Default with respect to Capital C Ohio minus (y) the sum of (i) $10,000,000 and (ii) any Additional Capital Amount held by Capital C Ohio as of such determination date.

            (5) FAILURE TO CONSUMMATE MERGER OR DELEGATE LIABILITIES UNDER THE AGREEMENT TO AN ACCEPTABLE AFFILIATED ENTITY. Either (i) the Merger is not consummated on or before July 16, 2004 and Capital C Ohio is not acting diligently and in good faith to seek an affiliated entity to assume all liability under this Agreement from Capital C Ohio that would be acceptable to J. Aron in its discretion or (ii) the Merger is not consummated on or before July 31, 2004 and the liabilities of Capital C Ohio under this Agreement have not been assumed by an affiliated entity acceptable to J. Aron in its discretion on or before July 31, 2004.

            (6) TERMINATION OF TRANSACTIONS. On any Local Business Day prior to July 31, 2004, Capital C Ohio notifies J. Aron in writing that Capital C Ohio is designating a day, not earlier than the Local Business Day next following the date on which such notice is received by J. Aron, as an Early Termination Date."

      (h) ADDITIONAL EVENTS OF DEFAULT WITH RESPECT TO BELDEN & BLAKE. Following the consummation of the Merger, Section 5(a) is hereby amended by including the following as clause (ix) and upon the occurrence of one or more of the events or circumstance set forth in such clause (ix) an Event of Default shall have occurred with respect to Belden & Blake as Defaulting Party:,

            "(ix) ADDITIONAL EVENTS OF DEFAULT WITH RESPECT TO BELDEN & BLAKE:

                  (a) Failure of Belden & Blake to comply with any of the covenants set forth in Sections 5.1(b), (c), (d), (e), (f),
                  (g), (j), (n), (o) and (p) (Financial Statements and Other Information), 5.11 (Additional Material Real Estate Assets),
                  6.1 (Indebtedness), 6.2 (Liens), 6.3 (Equitable Lien), 6.4 (No Further Negative Pledges), 6.8 (Financial Covenants), 6.9 (Fundamental Changes; Disposition of Assets), 6.10 (Disposition of Subsidiary Interests), 6.15 (Amendments or Waivers of Certain Related Agreements) and 6.16 (Amendment of Senior Secured Indebtedness), as such covenants are amended, modified, supplemented or waived by the Requisite Lenders (as defined in the Credit Agreement); provided that for purposes of this clause (ix) (i) any reference to the Administrative Agent shall be deemed to be J. Aron; and (ii) any reference to the "Obligations" shall include the obligations under this Agreement (provided that any such reference shall not effect the ranking of the security interest granted to J. Aron).

                  (b) Failure of Belden & Blake to comply with any of the covenants set forth in Section 4.09 (Incurrence of Indebtedness and Issuance of Preferred Stock) and Section 4.12 (Permitted Liens) as such Sections relate to the incurrence of any Parity Lien Debt and any liens in connection therewith pursuant to the definition of `Parity Lien Debt' and clause
                  (2) of the definition of `Permitted Liens,' as such covenants are in effect as of the date of the Merger."

      (i)   EARLY TERMINATION. Notwithstanding anything to the contrary in
            Section 6(a) or Section 6(b), the parties agree that the Non-defaulting Party or the party that is not the Affected Party (in a case where a Termination Event under Section 5(b)(iv) has occurred) is not required to terminate the Transactions on a single day, but rather may terminate the Transactions over a commercially reasonable period of time (not to exceed ten days) (the "Early Termination Period"). The last day of the Early Termination Period shall be the Early Termination Date for purposes of Section 6; provided, however, that interest shall accrue on the Transactions terminated during the Early Termination Period prior to the Early Termination Date at the Non-default Rate.

PART 2. TAX REPRESENTATIONS.

      (a) PAYER TAX REPRESENTATIONS. For the purposes of Section 3(e), J. Aron, Capital C Ohio and Belden & Blake make the following representation:

            It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in
            Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in
            Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause
            (ii) and the other party does not deliver a form or document under
            Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

      (b)   PAYEE TAX REPRESENTATIONS. For the purposes of Section 3(f), each of
            J. Aron, Capital C Ohio and Belden & Blake make the following representations:

            (i) It is not acting as an agent or intermediary for any foreign person with respect to the payments received or to be received by it in connection with this Agreement.

            (ii) It is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

PART 3. AGREEMENT TO DELIVER DOCUMENTS

      (a)   For the purpose of Section 4(a):

            Tax forms, documents, or certificates to be delivered are:

  PARTY REQUIRED TO                                                   DATE BY WHICH
  DELIVER DOCUMENT          FORMS/DOCUMENTS/CERTIFICATES             TO BE DELIVERED
-----------------------    ------------------------------    ---------------------------------
J. Aron, Capital C Ohio    United States Internal Revenue    (i) On a date which is before the
and Belden & Blake         Service Form W-9, or any          first Scheduled Payment Date
                           successor form.                   under this Agreement, (ii)
                                                             promptly upon reasonable
                                                             demand by the other party, and
                                                             (iii) promptly upon learning that
                                                             any such form previously
                                                             provided by the other party has
                                                             become obsolete, incorrect, or
                                                             ineffective.

      (b) Other documents to be delivered are:

    PARTY                                                                                           COVERED BY
 REQUIRED TO                                                           DATE BY WHICH TO BE         SECTION 3(d)
   DELIVER                  FORM/DOCUMENT/CERTIFICATE                       DELIVERED             REPRESENTATION
J. Aron,          Evidence of authority of signatories              Upon execution of this              Yes
Capital C Ohio                                                      Agreement and promptly
and Belden &                                                        following reasonable
                                                                    demand by

Blake                                                               the other party

J. Aron           Guaranty of the party's Credit                    Upon execution of this               No
                  Support Provider                                  Agreement, if not already
                                                                    provided

J. Aron,          Copy of the most recent, publicly available       Promptly following                  Yes
Capital C Ohio    audited annual financial statements and/or of     reasonable demand by the
and Belden &      the unaudited quarterly financial statements      other party
Blake             of, in the case of J. Aron, The Goldman Sachs
                  Group, Inc. or its successor ("Goldman
                  Group"), and, in the case of Capital C Ohio,
                  the pro forma unaudited financial statements
                  dated ______, 2004 prepared in accordance with
                  generally accepted accounting principles in
                  the country in which the party is organized.
                  Following the Merger, the financial reports of
                  Belden & Blake shall be delivered pursuant to
                  Part 1(h).

Capital C         Certified resolutions of its board of             Upon execution of this              Yes
Ohio, Belden      directors or other governing body authorizing     Agreement in the case of
& Blake           this Agreement and the Transactions               Capital C Ohio, and upon
                  contemplated hereby                               consummation of the Merger
                                                                    in the case of Belden &
                                                                    Blake

Capital C Ohio    Evidence of ownership of Cash and Cash            Upon execution of this              Yes
                  Equivalents in an amount not less than the        Agreement and, thereafter,
                  amount specified in Part 1(g)(4)                  within two Business Days
                                                                    of a written request by J.
                                                                    Aron

Belden &          Legal Opinion as to the authorization,            Upon consummation of the            No
Blake             execution and delivery of this Agreement and      Merger
                  the legal, valid and binding nature of this
                  Agreement against Belden & Blake.  J. Aron
                  shall also receive a reliance letter with
                  respect to each opinion delivered to the
                  Administrative Agent or the Lenders under the
                  Credit Agreement.

PART 4. MISCELLANEOUS

      (a) ADDRESSES FOR NOTICES. For the purpose of Section 12(a):

      Address for notices or communications to J. Aron:

            Address:                          J. Aron & Company
                                              85 Broad Street
                                              New York, New York 10004

            NATURAL GAS
            Attention:                        Energy Operations
            Telephone:                        (212) 357-0326
            Facsimile:                        (212) 493-9849

            OIL
            Attention:                        Energy Operations
            Telephone:                        (212) 357-0326
            Facsimile:                        (212) 493-9849

            Address for notices or communications to Capital C Ohio (prior to the consummation of the Merger):

            Address:                          Capital C Ohio
                                              333 Clay Street, Suite 4960
                                              Houston, TX  77002
            Attention:                        Frost Cochran
            Telephone:                        (713) 571-9393
            Facsimile:                        (713) 571-9533

            Address for notices or communications to Belden & Blake (following the consummation of the Merger only):

            Address:                          Belden & Blake Corporation
                                              5200 Stoneham Road
                                              North Canton, OH 44720-0500
            Attention:                        Duane Clark
            Telephone:                        (330) 498-5737
            Facsimile:                        (330) 498-8737

      (b)   PROCESS AGENT. For the purpose of Section 13(c):

            J. Aron appoints as its Process Agent: Not applicable.

            Capital C Ohio, and subsequent to the consummation of the Merger, Belden & Blake appoints as its Process Agent: Not applicable.

      (c) OFFICES. The provisions of Section 10(a) will apply to this Agreement.

      (d)   MULTIBRANCH PARTY. For the purpose of Section 10(c):

            J. Aron is not a Multibranch Party.

            Neither Capital C Ohio nor, subsequent to the consummation of the Merger, Belden & Blake is a Multibranch Party.

      (e)   CALCULATION AGENT. The Calculation Agent is J. Aron.

      (f) CREDIT SUPPORT DOCUMENT. Details of any other Credit Support Document, each of which is incorporated by reference in, and made part of, this Agreement and each Confirmation (unless provided otherwise in a Confirmation) as if set forth in full in this Agreement or such Confirmation:

            Any guaranty or other form of credit support provided on behalf of Belden & Blake at any time shall constitute a Credit Support Document with respect to the obligations of Belden & Blake. Each of the Collateral Trust Agreement and the mortgages, security agreements and pledge agreements constituting Senior Secured Note Documents (as defined in the Collateral Trust Agreement) shall constitute Credit Support Documents with respect to Belden & Blake. Belden & Blake and J. Aron acknowledge and agree that the Senior Secured Note Documents constitute a source of credit support for the obligations of Belden & Blake that is separate from, independent of, and not limited by, the Credit Support Annex.

            Guaranty by The Goldman Sachs Group, Inc. ("Goldman Group") in favor of Belden & Blake as beneficiary thereof shall constitute a Credit Support Document with respect to the obligations of J. Aron; and

      (g)   CREDIT SUPPORT PROVIDER.

            Credit Support Provider means in relation to J. Aron, Goldman Group.

            Credit Support Provider means in relation to Belden & Blake, each of the wholly owned subsidiaries of Belden & Blake that are Guarantors under the Credit Agreement and any party that at any time provides a guaranty or other form of credit support on behalf of Belden & Blake but shall not include any issuer of a Letter of Credit under the terms of the Credit Support Annex.

            Capital C Ohio shall not be required to have a Credit Support Provider prior to the consummation of the Merger.

      (h)   GOVERNING LAW. Section 13(a) is hereby replaced with the following:

            (i) GOVERNING LAW. This Agreement, each Transaction entered into hereunder, and all matters arising in connection with this Agreement will be governed by, and construed and enforced in accordance with, the law of the State of New York.

      (i)   JURISDICTION. Section 13(b) is hereby amended by:

            (i) deleting in the second line of subparagraph (i) thereof the word "non-"; and

            (ii)  deleting the final paragraph thereof.

      (j) NETTING OF PAYMENTS. Subparagraph (ii) of Section 2(c) will not apply to Transactions.

PART 5. OTHER PROVISIONS.

      (a) ACCURACY OF SPECIFIED INFORMATION. Section 3(d) is hereby amended by adding in the third line thereof after the word "respect" and before the period, the phrase "or, in the case of audited or unaudited financial statements, a fair presentation in all material respects of the financial condition of the relevant person subject, in the case of any unaudited financial statements, to changes resulting from audit and normal year-end adjustments ."

      (b) SCOPE OF AGREEMENT. Notwithstanding anything contained in this Agreement to the contrary, any transaction which may otherwise constitute a "Specified Transaction" for purposes of this Agreement which has been or will be entered into between J. Aron and Capital C Ohio, and subsequent to the consummation of the Merger, Belden & Blake, shall constitute a "Transaction" which is subject to, governed by, and construed in accordance with the terms of this Agreement, unless the Confirmation thereto expressly provides otherwise.

      (c) ADDITIONAL REPRESENTATIONS. The parties agree to amend Section 3 by adding new Sections 3(g), (h), (i), and (j) as follows:

            (i) ELIGIBLE CONTRACT PARTICIPANT. It is an "eligible contract participant" as defined in the U.S. Commodity Exchange Act.

            (ii) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

            (iii) ASSESSMENT AND UNDERSTANDING. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the risks of that Transaction.

            (iv) STATUS OF PARTIES. The other party is not acting as a fiduciary for or an adviser to it in respect of that Transaction.

      (d)   TRANSFER. The following amendments are hereby made to Section 7:

            (i) In the third line, insert the words "which consent will not be arbitrarily withheld or delayed," immediately before the word "except"; and

            (ii) in clause (a), insert the words "or reorganization, incorporation, reincorporation, or reconstitution into or as," immediately before the word "another."

            (iii) The following new sentence is added after clause (b): "Nothing in this Section 7 shall prevent (A) a party from granting a security interest in this Agreement and the Transactions entered into pursuant to this Agreement to secure its obligations to its creditors or any one or more groups of its creditors and (B) such party's secured creditors from exercising remedies available to them in respect of this Agreement; provided, however, that in all cases the grant of such a security interest and the exercise of such remedies shall be subject to the rights of the other party to this Agreement to exercise its contractual and other rights (including, without limitation, the right to designate an Early Termination Date and effect rights to terminate, liquidate and net Transactions, to exercise rights with respect to Posted Credit Support and to exercise rights of set-off)."

      (e) CONSENT TO RECORDING. The parties agree that each party or its agent may electronically record all telephone conversations between them, with or without the use of a warning tone, and that, it may be used in a Proceeding solely for the purpose of establishing, and only to the extent reasonably necessary to establish, the existence of a Transaction and the terms thereof.

      (f)   DEFINITIONS. The following amendments are hereby made to Section 14:

            (i) "DEFAULT RATE" shall be the overnight London Interbank Offered Rate, as determined by the relevant payee in a commercially reasonable manner plus 1%, and

            (ii)  "TERMINATION CURRENCY" means U.S. Dollars.

      (g) SEVERABILITY. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this Agreement shall be deemed to be invalid and unenforceable if any provision of Sections 1(c), 2, 5, 6, or 13 (or any definition or provision in
            Section 14 to the extent it relates to, or is used in or in connection with, any such Section) shall be so held to be invalid or unenforceable.

      (h)   SET-OFF. The parties agree to amend Section 6 by adding a new
            Section 6(f) as follows:

            "(f) Upon the occurrence of an Event of Default or Termination Event under Section 5(b)(iv) with respect to a party ("X"), the other party ("Y") will have the right (but not be obliged) without prior notice to X or any other person to set-off or apply any obligation of X owed to Y (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation) against any obligation of Y owed to X (whether or not matured or contingent and whether or not arising under this Agreement, and regardless of the currency, place of payment or booking office of the obligation). Y will give notice to the other party of any set-off effected under this Section 6(f).

            Amounts (or the relevant portion of such amounts) subject to set-off may be converted by Y into the Termination Currency at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

            If any obligation is unascertained, Y may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

            Nothing in this Section 6(f) shall be effective to create a charge or other security interest. This Section 6(f) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise)."

      (i) DEFINITIONS. This Agreement, each Confirmation and each Transaction is subject to the 2000 ISDA Definitions and the 1993 ISDA Commodity Derivatives Definitions as supplemented by the 2000 Supplement to the 1993 ISDA Commodity Derivatives Definitions as published by the International Swaps and Derivatives Association, Inc. ("ISDA") and the 1998 FX and Currency Option Definitions as published by ISDA, the Emerging Markets Traders Association, and the Foreign Exchange Committee (together, the "Definitions"), and will be governed in all respects by the Definitions (except that references to "Swap Transactions" in the Definitions will be deemed to be references to "Transactions"). The Definitions are incorporated by reference in, and made part of, this Agreement and each Confirmation as if set forth in full in this Agreement and such Confirmations. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail. Subject to Section 1(b), in the event of any inconsistency between the provisions of any Confirmation, this Agreement, and the Definitions, such Confirmation will prevail for the purpose of the relevant Transaction.

      (j) MARKET DISRUPTION EVENTS; DISRUPTION FALLBACKS. The following will constitute Market Disruption Events within the meaning of the
            Definitions: Price Source Disruption, Trading Suspension, Disappearance of Commodity Reference Price, Material Change in Formula, Material Change in Content. In the event of a Market Disruption Event, the following Disruption Fallbacks will apply in the order specified: (i) Fallback Reference Price, (ii) Postponement (with two Maximum Days of Disruption), (iii) Negotiated Fallback and
            (iv) Calculation Agent Determination. "Additional Market Disruption Events" shall apply only if so specified in the relevant Confirmation.

      (k) WAIVER OF TRIAL BY JURY. Each party hereby irrevocably waives any and all right to trial by jury in any Proceeding.

      (l) COLLATERAL. So long as any Transaction is outstanding under this Agreement and until termination of the obligations of Belden & Blake under this Agreement, J. Aron shall have the benefit of a second priority lien in the collateral identified in the Collateral Documents. Other than as provided in the Collateral Trust Agreement, no such Collateral shall be released by Belden & Blake or any other owner of such Collateral without the prior written consent of J. Aron.

      (m) MERGER. For the avoidance of doubt, notwithstanding any provision in this Agreement to the contrary, all obligations of Capital C Ohio under this Agreement shall be assumed by Belden & Blake upon consummation of the Merger.

      (n) BANKRUPTCY. For purposes of this Agreement, Section 5(b)(ii) is hereby modified by deleting the number "30" as it appears after the word "within" and before the word "days" in the tenth and eighteenth lines thereof and inserting the number "60" in place thereof.

      (o) TAX EVENT. For purpose of this Agreement, Section 5(b)(ii) is hereby amended to delete the words ", or there is a substantial likelihood that it will," as they appear after the word "will" and before the word "on" in the fourth line thereof.

      (p) CONFIRMATIONS. Section 9(e)(ii) is hereby amended by deleting the second sentence thereof and inserting the following in its place:

            "On or promptly following a Trade Date of a Transaction, J. Aron will send to Capital C Ohio (or after the Merger, Belden & Blake) a Confirmation. Capital C Ohio (or after the Merger, Belden & Blake) will promptly thereafter confirm the accuracy of, or require the correction of, such Confirmation. If any disputes shall arise as to whether an error exists in a Confirmation. If any disputes shall arise as to whether an error exists in a Confirmation, the parties shall in good faith make reasonable efforts to resolve the dispute. If Capital C Ohio (or after the Merger, Belden & Blake) fails to accept or dispute the Confirmation in the manner described above within five (5) Local Business Days after such Confirmation was sent by J. Aron, the Confirmation shall be deemed to correctly reflect the parties' agreement on the terms of the Transaction referred to therein, absent manifest error.

      (q) LIMITATION OF LIABILITY. NO PARTY SHALL BE REQUIRED TO PAY OR BE LIABLE FOR SPECIAL, PUNITIVE, EXEMPLARY INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES (WHETHER OR NOT ARISING FROM ITS NEGLIGENCE) TO THE OTHER PARTY; PROVIDED, HOWEVER, THAT NOTHING IN THIS PROVISION SHALL AFFECT THE ENFORCEABILITY OR OPERATION OF SECTION 6(E) OF THIS AGREEMENT. IF AND TO THE EXTENT ANY PAYMENT REQUIRED TO BE MADE PURSUANT TO THIS AGREEMENT IS DEEMED TO CONSTITUTE LIQUIDATED DAMAGES, THE PARTIES ACKNOWLEDGE AND AGREE THAT SUCH DAMAGES ARE DIFFICULAT OR IMPOSSIBLE TO

            DETERMINE AND THAT SUCH PAYMENT IS INTENDED TO BE A REASONABLE APPROXIMATION OF THE AMOUNT OF SUCH DAMAGES AND NOT A PENALTY.

      (r)   APPLICATION OF UNIFORM COMMERCIAL CODE. The parties agree that
            Section 2-609 of the New York Uniform Commercial Code and any analogous common law rights shall not apply to this Agreement.

      (s) ADDITIONAL DEFINITIONS. Section 14 is hereby amended to include the following definitions in applicable alphabetical order:

            "Cash" means money, currency or a credit balance in any demand or Deposit Account.

            "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing no more than two months after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing no more than two months after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from Standard & Poor's Ratings Group ("S&P") or at least P-1 from Moody's Investor's Services, Inc. ("Moody's"); (iii) commercial paper maturing no more than two months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing no more than two months after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

            "Credit Agreement" means the Credit and Guaranty Agreement to be entered into by and among Belden & Blake Corporation, certain Subsidiaries of Belden & Blake Corporation, as Guarantors, various Lenders, Goldman Sachs Credit Partners, L.P. as Lead Arranger, Sole Bookrunner, Syndication Agent and Administrative Agent, and entity to be identified as Documentation Agent.

            "Collateral Trust Agreement" has the meaning specified in the Credit Agreement on the date of this Agreement.

            "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

            "Indebtedness", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with United States generally accepted accounting principles; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under the Employment Retirement Income Security Act of 1974, as amended from time to time), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that person regardless of whether the indebtedness secured thereby shall have been assumed by that person or is nonrecourse to the credit of that person; (vi) the face amount of any letter of credit issued for the account of that person or as to which that person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such person of the obligation of another; (viii) any obligation of such person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof;
            (ix) any liability of such person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses
            (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; and (x) all obligations of such person in respect of any exchange traded or over the counter derivative transaction whether entered into for hedging or speculative purposes.

            "Indenture" means the Indenture to be entered into by and among Belden & Blake, certain subsidiaries of Belden & Blake, and The Bank of New York, as Indenture Trustee.

            "LC Facility" means the Hedge L/C Commitment under the Credit Agreement providing for the issuance of letters of credit having an aggregate face amount not to exceed $40 million.

            "Lien" means (i) any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing and (ii) in the case of Securities, any purchase option, call or similar right of a third party with respect to such Securities.

            "Merger" means the merger of Capital C Ohio with and into Belden & Blake pursuant to the Merger Agreement.

            "Merger Agreement" means the Agreement and Plan of Merger between Capital C Ohio and Belden & Blake dated as of June 15, 2004.

            "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            The defined terms used in this Agreement and not otherwise defined shall have the respective meanings set forth in the Credit Agreement as of the date of the consummation of the Merger; provided that the definitions "CASH", "CASH EQUIVALENTS", "DEPOSIT ACCOUNT", "INDEBTEDNESS", "LIEN" set forth herein shall only be effective until the consummation of the Merger.

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

CAPITAL C OHIO, INC.                          J. ARON & COMPANY

By: /s/ GREGORY BEARD                       By: /s/ L. PETER O'HAGAN
    --------------------                        -------------------------
Name: GREGORY BEARD                         Name: L. PETER O'HAGAN
Title:                                      Title:
Date:                                       Date:

(BILATERAL FORM)                  (ISDA AGREEMENTS SUBJECT TO NEW YORK LAW ONLY)

                                     ISDA(R)

              International Swap and Derivatives Association, Inc.

                              CREDIT SUPPORT ANNEX

                             to the Schedule to the
                              ISDA Master Agreement

            ________________________________________________________

                            dated as of June 30, 2004

               J. ARON & COMPANY               CAPITAL C OHIO, INC.
                                    between

_____________________________________ and _____________________________________

            ("Party A")                                  ("Party B")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:--

PARAGRAPH 1. INTERPRETATION

(a) DEFINITIONS AND INCONSISTENCY. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b) SECURED PARTY AND PLEDGOR. All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

PARAGRAPH 2. SECURITY INTEREST

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

   Copyright(C)1994 by International Swaps and Derivatives Association, Inc.

PARAGRAPH 3. CREDIT SUPPORT OBLIGATIONS

(a) DELIVERY AMOUNT. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledger's Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "DELIVERY AMOUNT" applicable to the Pledgor for any Valuation Date will equal the amount by which:

      (i) the Credit Support Amount

      exceeds

      (ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b) RETURN AMOUNT. Subject to Paragraphs 4 and 5. upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party's Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "RETURN AMOUNT" applicable to the Secured Party for any Valuation Date will equal the amount by which:

      (i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds

      (ii) the Credit Support Amount.

"CREDIT SUPPORT AMOUNT" means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus
(ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

PARAGRAPH 4. CONDITIONS PRECEDENT, TRANSFER TIMING, CALCULATIONS AND
SUBSTITUTIONS

(a) CONDITIONS PRECEDENT. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii). 5 and 6(d) is subject to the conditions precedent that:

      (i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

      (ii) no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b) TRANSFER TIMING. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c) CALCULATIONS. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

                                       2                             ISDA(R)1994

(d) SUBSTITUTIONS.

      (i) Unless otherwise specified in Paragraph 13. upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the "Substitute Credit Support"); and

      (ii) subject to Paragraph 4(a). the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the "Substitution Date"); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

PARAGRAPH 5. DISPUTE RESOLUTION

If a party (a "Disputing Party") disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the dale that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of
(I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

      (i) In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

            (A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

            (B) calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent's original calculations will be used for that Transaction (or Swap Transaction); and

            (C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

      (ii) In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

                                       3                             ISDA(R)1994

PARAGRAPH 6. HOLDING AND USING POSTED COLLATERAL

(a) CARE OF POSTED COLLATERAL. Without limiting the Secured Party's rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b) ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS.

      (i) GENERAL. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a "Custodian") to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor's obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

      (ii) FAILURE TO SATISFY CONDITIONS. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

      (iii) LIABILITY. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c) USE OF POSTED COLLATERAL. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

      (i) sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

      (ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d) DISTRIBUTIONS AND INTEREST AMOUNT.

      (i) DISTRIBUTIONS. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

                                       4                             ISDA(R)1994

      (ii) INTEREST AMOUNT. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

PARAGRAPH 7. EVENTS OF DEFAULT

For purposes of Section 5(a)(iii)(l) of this Agreement, an Event of Default will exist with respect to a party if:

      (i) that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

      (ii) that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

      (iii) that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

PARAGRAPH 8. CERTAIN RIGHTS AND REMEDIES

(a) SECURED PARTY'S RIGHTS AND REMEDIES. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

      (i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

      (ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any:

      (iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

      (iv) the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

                                       5                             ISDA(R)1994

(b) PLEDGOR'S RIGHTS AND REMEDIES. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that arc then due under Section 6(e) of this Agreement):

      (i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;

      (ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;

      (iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and

      (iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

            (A) Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

            (B) to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c) DEFICIENCIES AND EXCESS PROCEEDS. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d) FINAL RETURNS. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

PARAGRAPH 9. REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

      (i) it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

      (ii) it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

      (iii) upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

      (iv) the performance by it of its obligations under this Annex will not result in the creation of any security interest, hen or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

                                       6                             ISDA(R)1994

PARAGRAPH 10. EXPENSES

(a) GENERAL. Except as otherwise provided in Paragraphs 10(b) and 10(c). each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b) POSTED CREDIT SUPPORT. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party's rights under Paragraph 6(c).

(c) LIQUIDATION/APPLICATION OF POSTED CREDIT SUPPORT. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

PARAGRAPH 11. MISCELLANEOUS

(a) DEFAULT INTEREST. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b) FURTHER ASSURANCES. Promptly following a demand made by a party, the other party will execute, deliver, file and record any Financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c) FURTHER PROTECTION. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party's rights under Paragraph 6(c).

(d) GOOD FAITH AND COMMERCIALLY REASONABLE MANNER. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e) DEMANDS AND NOTICES. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f) SPECIFICATIONS OF CERTAIN MATTERS. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

                                       7                             ISDA(R)1994

PARAGRAPH 12. DEFINITIONS

As used in this Annex:--

"CASH" means the lawful currency of the United States of America.

"CREDIT SUPPORT AMOUNT" has the meaning specified in Paragraph 3.

"CUSTODIAN" has the meaning specified in Paragraphs 6(b)(i) and 13.

"DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a).

"DISPUTING PARTY" has the meaning specified in Paragraph 5.

"DISTRIBUTIONS" means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

"ELIGIBLE COLLATERAL" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"ELIGIBLE CREDIT SUPPORT" means Eligible Collateral and Other Eligible Support.

"EXPOSURE" means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

"INDEPENDENT AMOUNT" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"INTEREST AMOUNT" means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

      (x) the amount of that Cash on that day; multiplied by

      (y) the Interest Rate in effect for that day; divided by

      (z) 360.

"INTEREST PERIOD" means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

"INTEREST RATE" means the rate specified in Paragraph 13.

"LOCAL BUSINESS DAY", unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

                                       8                             ISDA(R)1994

"MINIMUM TRANSFER AMOUNT" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"NOTIFICATION TIME" has the meaning specified in Paragraph 13.

"OBLIGATIONS" means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

"OTHER ELIGIBLE SUPPORT" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"OTHER POSTED SUPPORT" means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

"PLEDGOR" means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

"POSTED COLLATERAL" means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

"POSTED CREDIT SUPPORT" means Posted Collateral and Other Posted Support.

"RECALCULATION DATE" means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 3.

"RESOLUTION TIME" has the meaning specified in Paragraph 13.

"RETURN AMOUNT" has the meaning specified in Paragraph 3(b).

"SECURED PARTY" means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

"SPECIFIED CONDITION" means, with respect to a party, any event specified as such for that party in Paragraph 13.

"SUBSTITUTE CREDIT SUPPORT" has the meaning specified in Paragraph 4(d)(i).

"SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

"THRESHOLD" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"TRANSFER" means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

      (i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

      (ii) in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

      (iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

      (iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

                                       9                             ISDA(R)1994

"VALUATION AGENT" has the meaning specified in Paragraph 13.

"VALUATION DATE" means each date specified in or otherwise determined pursuant to Paragraph 13.

"VALUATION PERCENTAGE" means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

"VALUATION TIME" has the meaning specified in Paragraph 13.

"VALUE" means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

      (i) Eligible Collateral or Posted Collateral that is:

            (A) Cash, the amount thereof; and

            (B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

      (ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

      (iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

                                       10                            ISDA(R)1994

                              CREDIT SUPPORT ANNEX

                             TO THE SCHEDULE TO THE
                                MASTER AGREEMENT
                           DATED AS OF JUNE 30, 2004,

                                     BETWEEN

                          J. ARON & COMPANY ("J. ARON")

                                       AND

                              CAPITAL C OHIO, INC.
                               ("CAPITAL C OHIO").

       IN RELATION TO TRANSACTIONS ENTERED INTO IN ANTICIPATION OF AND IN CONNECTION WITH THE MERGER OF CAPITAL C OHIO WITH AND INTO BELDEN
                               &BLAKE CORPORATION

PARAGRAPH 13. ELECTIONS AND VARIABLES

(a) SECURITY INTEREST FOR "OBLIGATIONS". The term "OBLIGATIONS" as used in this Annex includes the following additional obligations:

      With respect to Belden & Blake: Not applicable.

(b)   CREDIT SUPPORT OBLIGATIONS.

      (i)   DELIVERY AMOUNT, RETURN AMOUNT AND CREDIT SUPPORT AMOUNT.

            (A) "DELIVERY AMOUNT" has the meaning specified in Paragraph 3(a). Notwithstanding anything to the contrary in subparagraph 3(a), in respect of the Delivery Amount applicable to Belden & Blake for any Valuation Date:

            a) if at any time between the date of the Credit Agreement and the date that is 18 months following the date of the Credit Agreement, the Delivery Amount would otherwise exceed $55,000,000 then the Delivery Amount shall be deemed to be $55,000,000; and

            b) if at any time from and after the date that is 18 months following the date of the Credit Agreement, the Delivery Amount would otherwise exceed the Applicable Delivery Amount Cap, then the Delivery Amount shall be deemed to be the Applicable Delivery Amount Cap. For purposes of this provision, the "Applicable Delivery Amount Cap" means, as of any determination date, the lesser of $40,000,000 and the lowest Potential Exposure Amount for J. Aron determined for all Credit Support Annex Determination Dates occurring on or before such determination date. "Potential Exposure" means the amount that
            J. Aron could be owed if it were to terminate the Transactions under this Agreement based on the occurrence of an Event of Default with respect to Belden & Blake on any Credit Support Annex Determination Date determined by J. Aron in a commercially reasonable manner and consistent with its practices for determining potential exposures for transactions of the same type as the Transactions under this Agreement using statistical analysis of historical data with 95th percentile confidence interval and "Credit Support Annex Determination Date" means each of July 15, 2005, January 15, 2006, July 15, 2006, January 15, 2007, July 15, 2007, January 15, 2008,
            July 15, 2008, January 15, 2009, July 15, 2009, January 15, 2010,
            July 15, 2010, January 15, 2011, July 15, 2011, January 15, 2012 and
            July 15, 2012; provided, however that if any of the foregoing days is not a Local Business Day then the Applicable Credit Support Annex Determination Date that would have otherwise occurred on such date shall be deemed to be the next following day that is a Local Business Day. The parties acknowledge that Capital C Ohio (or Belden & Blake after the Merger) intends, from time to time, to enter into additional hedging arrangements and may approach J. Aron to request a review of the Applicable Delivery Amount Cap and that J. Aron will act in a commercially reasonable manner in consideration of such requests taking into account the value of the Collateral provided under the Collateral Trust Agreement.

                  (B)   "RETURN AMOUNT" has the meaning specified in Paragraph
                        3(b).

                  (C) "CREDIT SUPPORT AMOUNT" has the meaning specified in Paragraph 3.

      (ii) ELIGIBLE COLLATERAL. The following items will qualify as "ELIGIBLE COLLATERAL" for the party specified:

                                                                          VALUATION
                                                        BELDEN & BLAKE    PERCENTAGE
(A)     Cash                                                 [X]              100%

(B)     Negotiable debt obligations issued by the
        U.S. Treasury Department having an original
        maturity at issuance of not more than one
        year ("Treasury Bills") and maturing not
        more than 180 days from the date of Transfer
        by the Pledgor to the Secured Party                  [X]             98.5%

      (iii) OTHER ELIGIBLE SUPPORT. Letter of Credit as defined in Paragraph 13(j)(v) and any other mutually acceptable collateral will qualify as "OTHER ELIGIBLE SUPPORT" for either party (provided that the Collateral shall not constitute "OTHER ELIGIBLE SUPPORT"). In this regard, the parties acknowledge and agree that it is the intention of Belden & Blake to utilize the LC Facility to meet its obligations under the Annex and that it shall constitute an Event of Default with respect to Belden & Blake for the LC Facility to be used for any other purpose except to the extent that the Applicable Delivery Amount Cap is less than $40 million.

      (iv)  THRESHOLDS.

            (A) "INDEPENDENT AMOUNT" MEANS with respect to Belden & Blake : (i) at all times prior to July 15, 2008, $20,000,000 and (ii) after July 15, 2008, an amount equal to the lesser of $20,000,000 and the lowest Maximum Exposure Amount determined for all Credit Support Annex Determination Dates. For this purpose, "Maximum Exposure Amount" means the largest exposure that J. Aron could have to Belden & Blake during the course of three consecutive Local Business Days in respect of Transactions under this Agreement (taking into account the cost associated with terminating such Transactions) as determined by J. Aron on each Credit Support Annex Determination Date.

            (B) "THRESHOLD" means with respect to Belden & Blake : $0

            (C) "MINIMUM TRANSFER AMOUNT" means with respect to Belden & Blake :
            $0

            (D) ROUNDING. The Delivery Amount and the Return Amount will be rounded up and down to the nearest integral multiple of $5,000,000 respectively.

(c)   VALUATION AND TIMING.

      (i)   "VALUATION AGENT" means, for the purposes of this Annex, J. Aron.

      (ii) "VALUATION DATE" means each New York Business Day (as defined below) which, if treated as a Valuation Date, would result in a Delivery Amount or a Return Amount. A notice of the Valuation Agent's calculations may be combined with a demand for a Delivery Amount or a Return Amount.

      (iii) "VALUATION TIME" means the close of business in New York City on the Valuation Date; provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

      (iv) "NOTIFICATION TIME" means 12:00 noon, New York time, on a New York Business Day. Notwithstanding Paragraph 4(b), if on any New York Business Day a demand for

            Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made by the close of business on the third following New York Business Day and, if any such demand is made after the Notification Time, the relevant Transfer will be made by the close of business on the fourth following New York Business Day.

      (v)   "NEW YORK BUSINESS DAY" means a Local Business Day in New York City.

(d) CONDITIONS PRECEDENT AND SECURED PARTY'S RIGHTS AND REMEDIES. The following Termination Event(s) will be a "SPECIFIED CONDITION" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):

                                             BELDEN &
                                   J. ARON    BLAKE
Illegality                          [   ]      [ ]
Tax Event                           [   ]      [ ]
Tax Event Upon Merger               [   ]      [ ]
Credit Event Upon Merger            [ x ]      [ ]
Additional Termination Event(s):    [   ]      [ ]

(e)   SUBSTITUTION.

      (i)   "SUBSTITUTION DATE" has the meaning specified in Paragraph 4(d)(ii).

      (ii) CONSENT. If specified here as applicable, then the Pledgor must obtain the Secured Party's consent for any substitution pursuant to Paragraph 4(d): Inapplicable.

(f)   DISPUTE RESOLUTION.

      (i) "RESOLUTION TIME" means 1:00 p.m., New York time, on the Local Business Day following the date on which notice of the dispute is given under Paragraph 5.

      (ii) "VALUE". For purposes of Paragraphs 5(i)(c) and 5(ii), disputes over Value will be resolved by the Valuation Agent seeking three mid-market quotes as of the relevant Valuation Date or date of Transfer from parties that regularly act as dealers in the securities or other property in question. The Value will be the arithmetic mean of the quotes received by the Valuation Agent.

      (iii) "ALTERNATIVE". The provisions of Paragraph 5 will apply; provided, however, that notwithstanding any contrary provision of Paragraph 5, the full amount of each Delivery Amount as calculated by the Valuation Agent shall be transferred by the Pledgor to the

            Secured Party in accordance with the requirements of Paragraphs 4(b) and 13(c)(iv). The parties agree that the mechanisms herein providing for resolution of disputes shall not be used if the amount in dispute does not exceed US$500,000.

(g)   HOLDING AND USING POSTED COLLATERAL.

      (i) ELIGIBILITY TO HOLD POSTED COLLATERAL; CUSTODIANS. J. Aron and its Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the following conditions applicable to it are satisfied:

            (1) J. Aron is not a Defaulting Party and there is no Specified Condition that has occurred or is continuing with respect to J. Aron.

            (2) Posted Collateral may be held only in the United States.

            Initially, the CUSTODIAN for J. Aron is Goldman Sachs & Co.

      (ii) USE OF POSTED COLLATERAL. The provisions of Paragraph 6(c) will apply to each party, provided that J. Aron will attempt to draw on the Eligible Collateral and Other Eligible Support prior to seeking to receive any portion of the Collateral upon the liquidation or other disposition thereof pursuant to the Collateral Documents.

(h)   DISTRIBUTIONS AND INTEREST AMOUNT.

      (i) INTEREST RATE. The "INTEREST RATE" will be the Federal Funds (Effective) rate minus 25 basis points as displayed on Telerate page
            120. Notwithstanding anything herein to the contrary, each calendar month shall be an "INTEREST PERIOD."

      (ii) TRANSFER OF INTEREST AMOUNT. The Transfer of the Interest Amount will be made on the third New York Business Day following the end of each Interest Period and on termination pursuant to Section 6 of this Agreement.

      (iii) ALTERNATIVE TO INTEREST AMOUNT. The provisions of Paragraph 6(d)(ii) will apply.

(i)   ADDITIONAL REPRESENTATIONS. none.

(j)   OTHER ELIGIBLE SUPPORT AND OTHER POSTED SUPPORT.

      (i) "VALUE" with respect to Other Eligible Support and Other Posted Support means: the Valuation Percentage multiplied by the stated amount (undrawn portion) of any Letter of Credit maintained by the Pledgor (or its Credit Support Provider) for the benefit of the Secured Party.

      (ii) "TRANSFER" with respect to Other Eligible Support and Other Posted Support means:

            (1) For purposes of Paragraph 3(a), delivery of the Letter of Credit by the Pledgor or issuer of the Letter of Credit to the Secured Party at the address of the Secured Party specified in the "Notices" Section of this Agreement, or delivery of an executed amendment to such Letter of Credit in form and substance satisfactory to the Secured Party (extending the term or increasing the amount available to the Secured Party thereunder) by the Pledgor or the issuer of the Letter of Credit to the Secured Party at the address of the Secured Party specified in the "Notices" Section of this Agreement; and

            (2) For purposes of Paragraph 3(b), by the return of an outstanding Letter of Credit by the Secured Party to the Pledgor, at the address of the Pledgor specified in the "Notices" Section of this Agreement, or delivery of an executed amendment to the Letter of Credit in form and substance satisfactory to the Secured Party (reducing the amount available to the Secured Party thereunder) by the Pledgor or the issuer of the Letter of Credit to the Secured Party at the Secured Party's address specified in the "Notices" Section of this Agreement. If a transfer is to be effected by a reduction in the amount of an outstanding Letter of Credit previously issued for the benefit of the Secured Party, the Secured Party shall not unreasonably withhold its consent to a commensurate reduction in the amount of such Letter of Credit and shall take such action as is reasonably necessary to effectuate such reduction.

      (iii) LETTER OF CREDIT PROVISIONS. Other Eligible Support and Other Posted Support provided in the form of a Letter of Credit shall be subject to the following provisions:

            (1) Unless otherwise agreed in writing by the parties, each Letter of Credit shall be provided in accordance with the provisions of this Agreement, and each Letter of Credit shall be maintained for the benefit of the Secured Party. The Pledgor shall (i) renew or cause renewal of each outstanding Letter of Credit on a timely basis as provided in the relevant Letter of Credit, (ii) if the bank that issued an outstanding Letter of Credit has indicated its intent not to renew such Letter of Credit, provide a substitute Letter of Credit at least ten
                  (10) Business Days prior to the expiration of the outstanding Letter of Credit, and (iii) if a bank issuing a Letter of Credit shall fail to honor the Secured Party's properly documented request to draw on an outstanding Letter of Credit, provide for the benefit of the Secured Party, (x) a substitute Letter of Credit, that is issued by a bank acceptable to the Secured Party, other than the bank failing to honor the outstanding Letter of Credit, or (y) Eligible Collateral, in each case within one (1) Business Day after the Pledgor receives notice of such failure; provided that, at the time the Pledgor is required to perform in accordance with (i),
                  (ii), or (iii) above, the Delivery Amount applicable to the Pledgor equals or exceeds the Pledgor's Minimum Transfer Amount.

            (2) If Letter of Credit is to expire within ten (10) Business Days, the Secured Party shall have the right to draw on such Letter of Credit and utilize the proceeds of such draw as Eligible Collateral to satisfy the Credit Support Obligations owing to it under this Annex.

            (3) As one method of providing Eligible Credit Support, the Pledgor may increase the amount of an outstanding Letter of Credit or establish one or more additional Letters of Credit.

            (4) If the Pledgor shall fail to renew, substitute, or sufficiently increase the amount of an outstanding Letter of Credit (as the case may be), or establish one or more additional Letters of Credit, or otherwise provide sufficient Eligible Credit Support and if the Delivery Amount applicable to the Pledgor equals or exceeds the Pledgor's Minimum Transfer Amount as a result of such failure, then the Secured Party may draw on the entire, undrawn portion of any outstanding Letter of Credit upon submission to the bank issuing such Letter of Credit of one or more certificates specifying the amounts due and owing to the Secured Party in accordance with the specific requirements of the Letter of Credit. The Pledgor shall remain liable for any amounts due and owing to the Secured Party and remaining unpaid after the application of the amounts so drawn by the Secured Party.

            (5) If a party's Credit Support Provider shall furnish a Letter of Credit hereunder, the amount otherwise required under such Letter of Credit may at the option of such Credit Support Provider be reduced by the amount of any Letter of Credit established by such party (but only for such time as such party's Letter of Credit shall be in effect). If a party shall be required to furnish a Letter of Credit hereunder, the amount otherwise required under such Letter of Credit may at the option of such party be reduced by the amount of any Letter of Credit established by such party's Credit Support Provider (but only for such time as such Credit Support Provider's Letter of Credit shall be in effect).

            (6) Upon the occurrence of a Letter of Credit Default, the Pledgor agrees to deliver a substitute Letter of Credit or other Eligible Credit Support to the Secured Party in an amount at least equal to that of the Letter of Credit to be replaced on or before the first (1st) Business Day after written demand by the Secured Party (or the fourth (4th) Business Day if only clause (i) under the definition of Letter of Credit Default applies) and failure to do so shall constitute an Event of Default within the terms of clause 5(a)(iii) of the Master Agreement (it being understood that if the relevant Letter of Credit has been drawn and the proceeds are held by the Secured Party as Eligible Credit Support, then the Pledgor shall not be obligated to replace such Letter of Credit).

            (7) Notwithstanding Paragraph 10, in all cases, the costs and expenses (including but not limited to the reasonable costs, expenses, and external attorneys' fees of the Secured Party) of establishing, renewing, substituting, canceling, increasing, and reducing the amount of (as the case may be) one or more Letters of Credit shall be borne by the Pledgor.

      (iv)  CERTAIN RIGHTS AND REMEDIES.

            (1) SECURED PARTY'S RIGHTS AND REMEDIES. For purposes of Paragraph 8(a)(ii), the Secured Party may draw on any outstanding Letter of Credit (Other Posted Support) in an amount equal to any amounts payable by the Pledgor with respect to any Obligations.

            (2) PLEDGOR'S RIGHTS AND REMEDIES. For purposes of Paragraph 8(b)(ii), (i) the Secured Party will be obligated immediately to Transfer any Letter of Credit (Other Posted Support) to the Pledgor and (ii) the Pledgor may do any one or more the following: (x) to the extent that the Letter of Credit (Other Posted Support) is not Transferred to the Pledgor as required pursuant to (i) above, Set-off any amounts payable by the Pledgor with respect to any Obligations against any such Letter of Credit (Other Posted Support) held by the Secured Party and to the extent its rights to Set-off are not exercised, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral and the Value of any Letter of Credit (Other Posted Support) held by the Secured Party, until any such Posted Collateral and such Letter of Credit (Other Posted Support) is transferred to the Pledgor; and (y) exercise rights and remedies available to the Pledgor under the terms of the Letter of Credit.

      (v)   ADDITIONAL DEFINITIONS. As used in this Agreement:

            "LETTER OF CREDIT" shall mean an irrevocable, transferable, standby Letter of Credit substantially in the form attached in the Schedule, issued by a major U.S. commercial bank or a foreign bank with a U.S. branch office, with the respective rating then assigned to its unsecured and senior, long-term debt or deposit obligations (not supported by third party credit enhancement) by S&P or Moody's (the "Letter of Credit Issuer Rating") of at least "A-" by S&P or "A3" by Moody's.

            "LETTER OF CREDIT DEFAULT" shall mean with respect to an outstanding Letter of Credit, the occurrence of any of the following events: (i) the Letter of Credit Issuer Rating ceases to be at least "A-" by S&P or "A3" by Moody's; (ii) the issuer of the Letter of Credit shall fail to comply with or perform its obligations under such Letter of Credit if such failure shall be continuing after the lapse of any applicable grace period; (iii) the issuer of such Letter of Credit shall disaffirm, disclaim, repudiate or reject, in whole or in part, or challenge the validity of, such Letter of Credit; (iv) such Letter of Credit shall expire or terminate prior to being drawn by the beneficiary thereof, or shall fail or cease to be in full force and effect at any time during the term of any Transaction under this Agreement, in each case, without having been replaced by another Letter of Credit; or (v) any event analogous to an event specified in Section 5(a)(vii) of this Agreement shall occur with respect to the issuer of such Letter of Credit; provided, however, that no Letter of Credit

            Default shall occur in any event with respect to a Letter of Credit after the time such Letter of Credit is required to be canceled or returned to the Pledgor in accordance with the terms of this Agreement.

(k)   DEMANDS AND NOTICES.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, unless otherwise specified here:

      J. Aron:          as specified in Part 4 of the Schedule to the Agreement.

      Belden & Blake:   as specified in Part 4 of the Schedule to the Agreement.

(l)   ADDRESSES FOR TRANSFERS.

      J. Aron:          as notified in writing from time to time.

      Belden & Blake :       as notified in writing from time to time.

(m)   OTHER PROVISIONS.

      (i) In Paragraph 4(d)(ii), the phrase "(or less than, but as close as practicable to)" shall be inserted in the second-to-last line after the words "equal to."

      (iii) Paragraph 8(a) is amended as follows: In the second line, the words "Early Termination Period has commenced or an" are inserted before the term "Early Termination Date," and on the fourth-from-last line, the words "or commodities" are inserted after the phrase "in the form of securities."

      (iv) Paragraph 1(b) is deleted and replaced by the following:

            "(b) Secured Party and Pledgor. All references in this Annex to the `Secured Party' will be to J. Aron and all corresponding references to the `Pledgor' will be to Belden & Blake; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as beneficiary thereof to provisions of law generally relating to security interest and secured parties."

      (v) Modifications to Paragraph 12. The following definitions of "Pledgor" and "Secured Party" are substituted for the definitions of those terms contained in Paragraph 12 of this Annex:

            `Pledgor' means Belden & Blake, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

            `Secured Party' means J. Aron, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Collateral."

      (vi) Belden & Blake , J. Aron and Goldman, Sachs & Co. ("GS&Co.") hereby agree that Posted Credit Support may be held by GS&Co. as agent and securities intermediary on behalf of J. Aron. Belden & Blake acknowledges and GS&Co. agrees that GS&Co. will take only such actions with respect to such Posted Credit Support as J. Aron shall direct (including, but not limited to, instructions from J. Aron directing transfer of Posted Credit Support in circumstances prescribed by the provisions of this Annex), and in no event shall any consent of Belden & Blake be required for the taking of any such action by GS&Co.

      (vii) The provisions of this Annex shall not be effective until consummation of the Merger.

CAPITAL C OHIO INC.            J. ARON & COMPANY

By: /s/ GREGORY A. BEARD       By: /s/ L. PETER O'HAGAN
    -----------------------        -----------------------------
Name: GREGORY A. BEARD         Name: L. PETER O'HAGAN
Title:                         Title:

                               GOLDMAN SACHS & CO.,
                               SOLELY IN ITS CAPACITY AS AN AGENT AND SECURITIES INTERMEDIARY OF J. ARON & COMPANY
                               WITH RESPECT TO PARAGRAPH 13(m)(vi) HEREOF

                               By: /s/ L. PETER O'HAGAN
                                   --------------------------------
                               Name: L. PETER O'HAGAN
                               Title:

                                    Schedule

"Standard" letter of credit format for securing collateral obligations

WE HEREBY ESTABLISH OUR IRREVOCABLE STAND-BY LETTER OF CREDIT NO._____________

IN FAVOR OF:
J. ARON & COMPANY
85 BROAD STREET
NEW YORK, NY 10004
Attn   : Sherry Lankford
Telex : 6720148 GSPNY

BY ORDER AND FOR THE ACCOUNT OF:
(insert full style and address)

FOR AN AMOUNT OF:
US DOLLARS _________________________
(UNITED STATES DOLLARS __________________________________)

AVAILABLE FOR PAYMENT AT SIGHT UPON PRESENTATION AT OUR COUNTERS IN (insert city and country where documents are to be presented) OF THE FOLLOWING DOCUMENT:

STATEMENT SIGNED BY A PURPORTEDLY AUTHORIZED REPRESENTATIVE OF J. ARON AND COMPANY CERTIFYING THAT EITHER (I) (insert your company name) HAS NOT PERFORMED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT(S) BETWEEN J. ARON AND COMPANY AND (insert your company name) OR (II) THIS LETTER OF CREDIT IS TO EXPIRE WITHIN TEN
(10) BUSINESS DAYS AND THAT THE AMOUNT BEING DRAWN OF USD_____________ DOES NOT EXCEED THAT AMOUNT WHICH J. ARON AND COMPANY IS ENTITLED TO DRAW.

SPECIAL CONDITIONS:

1.    PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED.

2.    ALL CHARGES RELATED TO THIS LETTER OF CREDIT ARE FOR OPENER'S ACCOUNT.

3. DOCUMENTS MUST BE PRESENTED NOT LATER THAN (insert expiry date) OR IN THE EVENT OF FORCE MAJEURE INTERRUPTING OUR BUSINESS, WITHIN THIRTY (30) DAYS AFTER RESUMPTION OF OUR BUSINESS, WHICHEVER IS LATER.

UPON RECEIPT OF DOCUMENTS ISSUED IN COMPLIANCE WITH THE TERMS OF THIS CREDIT, WE HEREBY IRREVOCABLY UNDERTAKE TO COVER YOU AS PER YOUR INSTRUCTIONS WITH VALUE ONE BANK WORKING DAY.

THIS STANDBY CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS 1993 REVISION), I.C.C. PUBLICATION 500.

                                     - 13 -